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                               Exhibit 10(d)(vi)


                                LETTER AGREEMENT

May 22, 1997



Crown Crafts, Inc.
1600 RiverEdge Parkway
Suite 200
Atlanta, Georgia  30328

Attn:  Mr. Robert Schnelle, Treasurer

Reference is made to the Revolving Credit Agreement ("Credit Agreement") dated as of August 25, 1995 as amended by that certain amendment dated May 1, 1996 and that certain amendment dated June 28, 1996 between Crown Crafts, Inc. ("Crown Crafts") and Wachovia Bank of Georgia, N.A. ("Wachovia"). Capitalized terms not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

Whereas, the Borrower is required under Article VII of the Agreement to comply with certain financial covenants regarding the merger, purchase or acquisition of other Persons.

Whereas, the Borrower has requested that Wachovia amend Section 7.2 of the Credit Agreement for the period ended 3/30/97.

Now, therefore, pursuant to the request of the Borrower to amend Section 7.2 of
Article VII of the Credit Agreement, the Lender agrees to amend Section 7.2 for the quarter ended March 30, 1997 to require a minimum Fixed Charge Coverage Ratio of 1.95. This Letter Agreement shall not in any way be deemed a waiver or amendment of, or establish a course of dealing in connection with, the Credit Agreement.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Wachovia under the Credit Agreement or any related document or agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and any related document are ratified and affirmed in all respects and shall continue in full force and effect.

Please indicate your agreement and acceptance by signing a copy of this letter below and returning it to us.

Sincerely,

BY:/S/RICHARD E.S. BOWEN
   ---------------------------------
Richard E.S. Bowen
Commercial Officer

Agreed and Accepted by:  Crown Crafts, Inc.
BY:/S/ROBERT E. SCHNELLE
   ---------------------------------
Robert E. Schnelle
Chief Accounting Officer, Treasurer